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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of CalEnergy Company, Inc. (the "Company"), CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V on Form S-3 of our report dated March 10, 1995 on our audit of the consolidated financial statements of Magma Power Company and subsidiaries for the year ended December 31, 1994 which report is included in the Company's Form 10-K for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts".



                                                       COOPERS & LYBRAND L.L.P.

San Diego, California
August 4, 1997